Exhibit 10.9

PICC Property and casualty Company Limited

Agreement on cooperation in insurance brokerage business

Party a: Chongwen Branch of Beijing Branch of PICC

Party b: Zhejiang anbisheng insurance brokerage Co., Ltd

Party a: Chongwen Branch of Beijing Branch of PICC

Name of the person in charge of party a: Wangzhuo

Party a's address: Building 5, zuo'anmen inner st, Dongcheng District, Beijing

Zip code :100035

Party b: Zhejiang anbisheng insurance brokerage Co., Ltd

Name of the person in charge of party b: Wangzhe

Address of party b: 15 / F, building D, Ocean International Center, No. 62, dongsihuan Middle Road, Chaoyang District, Beijing

Zip code :100025

In order to promote business development, according to the insurance law of the People's Republic of China, regulations on the insurance company and the insurance brokerage institutions regulations and related laws and regulations, party a and party b based on the established long-term stable cooperative relations, take the customer as the center, in line with fair and honest, mutual reciprocity and mutual benefit, mutual support, strengthen cooperation and common development principles, through equal consultation to reach an agreement, the particulars of insurance brokerage business cooperation, signed this agreement.

Chapter I scope of cooperation

Article 1 all the insurance business areas approved by circ that party a and party b may legally operate are the business scope of cooperation between party a and party b.

Article 2 party a and party b agree to give priority to providing business opportunities and business support to each other within their respective business scope, on the premise of not violating the interests of the customer and based on the impartial and objective position.

Article 3 both parties shall actively carry out extensive cooperation, including information exchange, technological complementarity, market coordination, customer maintenance, new business development and innovation.

Chapter ii rights and obligations of both parties

Article 4 both party a and party b guarantee that they are legal and effective business entities during the term of cooperation and abide by relevant national laws and regulations in business cooperation. Party a shall respect party b's insurance brokerage business regulations and party b shall respect party a's insurance business regulations and requirements.

Article 5 party a shall provide party b with the terms and conditions of the insurance products, product training, necessary publicity materials and project quotation as required by party b. party b shall assist party a to provide project risk assessment and insurance consulting services to the insured as required by the insurance.

Article 6 party a has the right to sign the contract, to interpret the final terms, to issue the license, to inspect and determine the loss, and to settle the claim. Party b has the right to participate and make Suggestions.

Article 7 party b shall not add, delete, modify or cover the relevant contents of the insurance documents issued by party a.

Article 8 party a shall carry out risk investigation and claim settlement of the cooperative business, and party b shall carry out communication and coordination between party a and customers.

Article 9 as the broker of the client, party b shall truthfully inform party a of the facts and information it knows related to the insurance business, so that party a can make a decision on whether to accept the insurance business. Party a reserves the right not to accept the insurance business recommended by party b.

Article 10 party a shall bear the insurance liability arising from party a's acceptance of the insurance brokerage business introduced by party b.

Article 11 party a shall not directly enter into an insurance contract with a customer introduced by party b without party b's permission. Party b shall not without reason mobilize the clients who have entered into insurance contracts with party a to seek insurance from other insurance companies, unless the insurance contracts have expired and terminated

Article 12 after the signing of the insurance contract, party b shall assist and urge the insurance applicant to pay the insurance premium within the agreed period. Upon receipt of the insurance premium, party a shall pay the brokerage fee to party b within the agreed period.

Article 13 both parties shall, in accordance with the requirements of circ, establish a standing book for insurance brokerage business and conduct financial management of the revenues and expenditures of the insurance brokerage business handled.

Article 14 neither party shall assign any part or all of its rights hereunder without the written permission of the other party.

Chapter iii commission payment standard

Article 15 commission payment account

Name of commission account designated by party b:

Bank of deposit:

Account number :

Article 16 commission standard. [according to the insurance type, the commission rate shall be the highest standard for party a to pay the commission to party b.]

Property insurance:

Corporate insurance	The rate of commission:____/ ___
General home property insurance	The rate of commission:____/ ___
Investment property insurance	The rate of commission:____/ ___
Project risks	The rate of commission:____/ ___

Agricultural insurance (non-policy):

Crop insurance	The rate of commission:____/ ___
Aquaculture insurance	The rate of commission:____/ ___
Forest insurance	The rate of commission:____/ ___

Liability insurance:

Liability insurance	The rate of commission:____/ ___

Credit guarantee insurance:

Credit insurance	The rate of commission:____/ ___
Ensure that risk	The rate of commission:____/ ___

Vehicle insurance:

compulsory insurance for traffic accident of motor-driven vehicle	The rate of commission: ____/ ___
Business car insurance	The rate of commission: ____/ ___

Cargo insurance:

Small vessels risk	The rate of commission:____/ ___
Freight insuranc3	The rate of commission:____/ ___

Aerospace and energy insurance:

Aviation insurance	The rate of commission:____/ ___
Space insurance	The rate of commission:____/ ___
Nuclear insurance	The rate of commission:____/ ___
Oil insurance	The rate of commission:____/ ___

Accident health insurance (excluding critical illness insurance):

General accident insurance	The rate of commission:____/ ___
Investment accident insurance	The rate of commission:____/ ___
General health insurance (non-special)	The rate of commission:____/ ___
General health insurance (special)	The rate of commission:____/ ___
Investment health insurance	The rate of commission:____/ ___

Other:

None	The rate of commission:____/ ___

Special provisions for some types of insurance:

The commission rate of the above insurance products is the upper limit to be paid by party a. party a's product line has specific standards for specific insurance products. The commission rate of all products during the cooperation period shall be agreed upon by both parties.

At the same time, if the commission standard stipulated in this contract needs to be adjusted according to the actual business development, both parties shall enter into a supplementary agreement to re-stipulate the commission standard and the period of validity (not exceeding the period of validity of this contract) after reaching an agreement through negotiation. Except for this contract and the supplementary agreement, the agreement on the commission standard in any other form is invalid.

Chapter iv liability for breach of contract

Article 17 both party a and party b shall abide by the business ethics in their business activities and jointly abide by the provisions of this agreement. In case of economic losses and liabilities of the other party caused by the following ACTS, both parties shall bear the corresponding legal liabilities in addition to the economic losses and liabilities for compensation of the other party:

I. after the termination of this agreement, party a and party b shall continue to conduct insurance business in the name of the other party or Brokerage business and economic losses caused to the other party;

2. Conspiring with the insured or any other third party maliciously to deceive the other party by concealing major matters, thus causing major economic losses to the other party.

Iii. If party b violates relevant laws and regulations and fails to deal with customers' insurance requirements in accordance with the business procedures agreed upon by both parties in advance, thus causing party a to assume the non-agreed losses or compensation liabilities.

Chapter v confidentiality

Article 18 without the consent of the other party, either party shall not, in any way disclosed to a third party unrelated to this agreement any commercial information related to this agreement, including but not limited to, cooperation content, cooperation way, the content of the project, customer information and data, distribution of remuneration, both sides negotiate content, meeting minutes, and communications. Except in cases where government regulators and the judiciary require investigations.

Chapter vi anti-money laundering provisions

Article 19 the parties agree that, we will strictly in accordance with the anti-money laundering law of the People's Republic of China, the "provisions on anti-money-laundering by financial institutions", "financial institutions customer identification and client id information and transaction records management method" and other laws and regulations, party b shall assist party a to perform the obligation of anti-money laundering work, according to regulators and identification of the relevant provisions about the customer, the customer risk hierarchy, the requirements of client id information and transaction record keeping system, timely and fully provide the saved the client identity basic information supplement form, client id information and transaction records.

Chapter iv liability for breach of contract

Article 17 both party a and party b shall abide by the business ethics in their business activities and jointly abide by the provisions of this agreement. In case of economic losses and liabilities of the other party caused by the following ACTS, both parties shall bear the corresponding legal liabilities in addition to the economic losses and liabilities for compensation of the other party:

I. after the termination of this agreement, party a and party b shall continue to conduct insurance business in the name of the other party or

Brokerage business and economic losses caused to the other party;

2. Conspiring with the insured or any other third party maliciously to deceive the other party by concealing major matters, thus causing major economic losses to the other party.

Iii. If party b violates relevant laws and regulations and fails to deal with customers' insurance requirements in accordance with the business procedures agreed upon by both parties in advance, thus causing party a to assume the non-agreed losses or compensation liabilities.

Chapter v confidentiality

Article 18 without the consent of the other party, either party shall not, in any way disclosed to a third party unrelated to this agreement any commercial information related to this agreement, including but not limited to, cooperation content, cooperation way, the content of the project, customer information and data, distribution of remuneration, both sides negotiate content, meeting minutes, and communications. Except in cases where government regulators and the judiciary require investigations.

Chapter vi anti-money laundering provisions

Article 19 the parties agree that, we will strictly in accordance with the anti-money laundering law of the People's Republic of China, the "provisions on anti-money-laundering by financial institutions", "financial institutions customer identification and client id information and transaction records management method" and other laws and regulations, party b shall assist party a to perform the obligation of anti-money laundering work, according to regulators and identification of the relevant provisions about the customer, the customer risk hierarchy, the requirements of client id information and transaction record keeping system, timely and fully provide the saved the client identity basic information supplement form, client id information and transaction records.

Chapter vii term of cooperation and termination of the agreement

Article 20 this agreement shall be effective from October 27, 2016 and shall be terminated until December 27, 2021.

Within 30 days before the expiration of this agreement, both parties shall sign a new cooperation agreement if they wish to continue the business cooperation relationship. To terminate this agreement, the party proposing to terminate this agreement shall give fifteen (15) days' prior written notice to the other party. This agreement shall terminate upon mutual agreement and written agreement between the parties.

Article 21 either party may notify the other party in writing of any serious breach of the provisions hereof and reserve the right to recover from the other party for the economic losses caused to the other party as a result of the breach.

Under any of the following circumstances, either party shall have the right to unilaterally terminate this agreement at any time and the agreement shall terminate 15 days after the other party receives the notice of termination of the insurance broker cooperation agreement:

1. One party has its insurance-related business license revoked by the state insurance regulatory authority;

2. Either party violates the laws and regulations of the state and the relevant contents of this agreement, and causes significant economic losses to the other party;

3. The intentional or negligent act of one party causes major economic losses to the other party;

4. Either party fails to perform or breaches its obligations under this agreement;

5. One party has seriously damaged the credibility of the other party;

6. One party shall be investigated and punished by the judicial department for other serious mistakes.

Article 20 upon termination of this agreement, both parties shall unconditionally return the propaganda materials, important vouchers, other documents and articles delivered by the other party.

Chapter vii dispute settlement

Article 22 any dispute arising from the performance of the agreement shall be settled in a timely manner through friendly negotiation. If no settlement can be reached through consultation, the party may file a lawsuit with the people's court in the place where the defendant is located.

Chapter viii supplementary provisions

Article 23 any amendment or supplement to this agreement shall be made in writing.

Article 24 the agreement is made in duplicate, with each party holding one copy. The agreement shall come into force upon being signed and sealed by the representatives of both parties.

Representative of party a (signature)

Representative of party b (signature)